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EXHIBIT 10.4 - SETTLEMENT AGREEMENT PROGRAMMING SERVICES, INC.

This Settlement Agreement ("Settlement"), is made and entered into this 19th day of March, 2001, by and between Chequemate International, Inc., a Utah corporation, ("Chequemate"), and, Programming Services, Inc., a Nevada corporation ("PSI"), upon the following premises:

E.   On November 1, 1999 Chequemate and PSI entered into an Asset Purchase,
     Bill Of Sale, Promissory Note, and Security Agreement (the "Sale"), under the terms of which Chequemate was to purchase a complete beta SP post production editing system, along with office equipment and office systems, for a total purchase price of $144,000. Per the agreement Chequemate was to make 12 monthly payments of $12,000 with the last payment due November 2000. This Settlement is being entered into for the purpose of satisfying all agreements, notes, and balances regarding the purchase of PSI assets.

F. The parties agree on August 4, 2000 the last payment was made leaving an unpaid balance of $ 68,000

G. The parties have agreed to enter into this Settlement and PSI agrees to waive and release any claim it may have against Chequemate .

NOW, THEREFORE, upon these premises and for good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree that, in settlement of this matter and to terminate any further actions by PSI, Chequemate shall pay PSI the sum of $68,000 payable as follows:

16. In consideration of the Settlement, Chequemate agrees to immediately issue to PSI, 404,761 shares of Chequemates's restricted common stock (the "Shares") ($68,000 x 1.25 = $85,000 / 5day average of $0.21 = 404,761). The
     Shares shall have a gross value of $85,000, based on a market value of $0.21 per share, subject to adjustments as set forth in this paragraph. If on the date which is five (5) business days following the date Chequemate's registration statement, described in paragraph 2 below, is declared effective by the SEC (the "repricing date"), the average closing bid price of the Company's common stock, as reported by the American Stock Exchange, for the five (5) business days prior to the repricing date, is less than $0.21 per share, the Company shall issue to PSI the number of additional shares necessary for PSI to receive a total value of $85,000, based on such average closing bid price for such five (5) day period. However, in no event shall PSI receive shares in excess of a total of 500,000 shares at the repricing date.

17. Chequemate shall have 180 days from the date of execution of this Settlement, to make an initial filing of a registration statement with the U.S. Securities and Exchange Commission ("SEC"), to include the shares in paragraph 1 above, for registration. Thereafter, Chequemate agrees to exercise its best efforts to prepare such amendments to the registration statement, and to diligently undertake such additional work as may be necessary to appropriately respond to the comments of the staff of the SEC, and to completely and accurately update the registration statement in all material respects, as of a recent practicable date, to attempt to obtain effectiveness of the registration statement as soon as reasonably practicable. PSI understands and acknowledges that Chequemate is unable to make any covenants or representations as to the effective date of the registration statement with the SEC.

18. Chequemate shall have the right to pay all or a portion of this settlement with a cash payment prior to the effective date of the registration or subsequent to PSI selling any shares or balance of shares, by giving 3 day notice to PSI.

19. PSI agrees that it will not sell, in any one week, shares of common stock that constitutes more than 10% of Chequemates's weekly trade volume average as reported by The American Stock Exchange for the previous week.

20. Additionally, until the registration as set forth in paragraph 1 & 2 above is complete, the note executed by Chequemate in favor of PSI will stay in effect until PSI receives the gross value of $85,000 in stock based on the repricing formula set forth in paragraph 1 & 2 above. At such time, the note will be canceled and considered paid in full.

21. In consideration of the undertaking set forth in paragraph 1 & 2 above and at the closing of the registration set forth in paragraph 1 & 2 above, PSI agrees to waive and release any claim it may have against Chequemate for failure to fulfill its asset purchase obligation and will thereby release Chequemate from all penalties and obligations as set forth in the Sale agreements.

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22.  PSI agrees to provide Chequemate with such information and documentation, as may be reasonably requested in connection with the registration statement(s) and other filings with the SEC.

IN WITNESS WHEREOF, the parties to this Settlement have duly executed it as of the date and year first above written.


CHEQUEMATE INTERNATIONAL, INC.


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By: Chandos Mahon
Its: Chief Executive Officer



Programming Services, Inc.


---------------------------------
By
Its:

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